As filed with the Securities and Exchange Commission on March 15, 2004

Registration Statement No. 333-112828

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN CAPITAL ACCESS HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	6351	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. EmployerIndentification No.	)

140 Broadway
New York, New York 10005
(212) 375-2000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Stephen D. Cooke, Esq.
Managing Director and General Counsel
American Capital Access Holdings Limited
140 Broadway
New York, New York 10005
(212) 375-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver, Esq.	Ethan T. James, Esq.
Christine M. Pallares, Esq.	Davis Polk & Wardwell
Hogan & Hartson L.L.P.	450 Lexington Avenue
875 Third Avenue	New York, New York 10017
New York, New York 10022	(212) 450-4000
(212) 918-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 4.4, 4.5, 4.6 and 4.7. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement.

PART II

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 15, 2004.

AMERICAN CAPITAL ACCESS HOLDINGS LIMITED
By:	/s/ Michael E. Satz
Name: Michael E. Satz Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of March, 2004.

Signature	Title

*	Chairman of the Board of Directors

John G. Berylson

/s/ Michael E. Satz	Deputy Chairman and Chief Executive Officer (Principal Executive Officer)

Michael E. Satz

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Edward U. Gilpin

*	Director

David M. Barse

*	Director

Bradely E. Cooper

*	Director

Steven B. Gruber

*	Director

Curtis R. Jensen

*	Director

Demos Kouvaris

*	Director

Douglas H. Martin

*	Director

Mani A. Sadeghi

Signature	Title

*	Director

Warren A. Stephens

/s/ Michael E. Satz	Authorized representative in the United States

Michael E. Satz

*	The undersigned by signing his name hereto, does hereby sign and execute this Amendment No. 1 to this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

By:   /s/ Michael E. Satz

Michael E. Satz
Attorney-in-fact

EXHIBIT INDEX

The registrant agrees to furnish a copy of any long-term debt instrument wherein the securities authorized do not exceed 10 percent of the registrant's total assets on a consolidated basis upon the request of the Securities and Exchange Commission.

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated as of , by and between American Capital Access Holdings Limited and J.P. Morgan Securities Inc.*
3.1	Memorandum of Continuance.**
3.2	Form of Amended and Restated Bye-laws.*
4.1	Form of Certificate of Common Shares of American Capital Access Holdings Limited.*
4.2	Registration Rights Agreement, dated as of September 23, 1997.**
4.3	Registration Rights Agreement, dated as of February 28, 2001.**
4.4	Indenture, dated as of July 29, 2002, among ACA ABS 2002-1, Limited, ACA ABS 2002-1, L.L.C., and Lasalle Bank National Association.†
4.5	Indenture, dated as of May 20, 2003, between ACA ABS 2003-1, Limited, and Lasalle Bank National Association.†
4.6	Indenture, dated as of November 6, 2003, among ACA ABS 2003-2, Limited, ACA ABS 2003-2, L.L.C., Lasalle Bank National Association, and CDC Ixis Financial Guaranty North America, Inc.†
4.7	Indenture, dated as of July 14, 2003, among Grenadier Funding, Limited, Grenadier Funding Corp., JPMorgan Chase Bank, and Citibank, N.A.†
5.1	Opinion of Conyers Dill & Pearman as to the legality of the securities being registered.*
8.1	Opinion of Hogan & Hartson LLP with respect to certain U.S. federal income tax considerations.*
10.1	Agreement of Lease, dated as of August 7, 1998, between MSDW 140 Broadway Property, L.L.C. and American Capital Access Service Corporation, as amended.**
10.2	Employment Agreement, dated as of March 1, 2001, between the company and Michael E. Satz.**
10.3	Employment Agreement, dated as of May 1, 2001, between the company and Maryam H. Muessel.**
10.4	Employment Agreement, dated as of March 1, 2001, between the company and Edward U. Gilpin.**
10.5	Employment Agreement, dated as of March 1, 2001, between the company and William T. Tomljanovic.**
10.6	Letter, dated March 17, 2003, from the company to Stephen Cooke outlining the terms of his employment.**
10.7	Employment Agreement, effective as of May 1, 2004, between the company and Michael E. Satz.*
10.8	Employment Agreement, effective as of May 1, 2004, between the company and Maryam H. Muessel.*

Exhibit No.	Description
10.9	Employment Agreement, effective as of March 1, 2004, between the company and Edward U. Gilpin.*
10.10	Employment Agreement, effective as of March 1, 2004, between the company and William T. Tomljanovic.*
10.11	Fixed Income Investment Management Agreement, dated as of March 26, 2002, between ACA Financial Guaranty Corporation and Stephens Inc.**
10.12	Omnibus Equity Incentive Compensation Plan.**
21.1	List of Subsidiaries.**
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
23.2	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included on signature page).**

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested as to certain portions of these exhibits.